EXHIBIT 10.102

AMENDMENT NO. 2 TO THE VOTING TRUST AGREEMENT

(WODH)

THIS AMENDMENT NO. 2 TO THE VOTING TRUST AGREEMENT (this "Amendment") is made as of June 7, 2019, by and between WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc., a Florida corporation (hereinafter referred to as "Company") and EILERS LAW GROUP, PA, Attn: William Robinson Eilers, Esq. (collectively with any and all successors, the “Voting Trustee”), on behalf of the Stockholders, as set forth in the Voting Trust Agreement (the “Original Trust Agreement”), dated March 14, 2017. Company and Trustee are each a “Party”, and collectively referred to as the “Parties” herein.

RECITALS

WHEREAS, on or about March 14, 2017, the Company and WOD Holdings Inc. (“WODH”), Dr. James G. Ricketts, individually, Stephen Antol, individually, Birch First Capital Investments LLC f/k/a Birch First Capital Fund LLC, and Baker & Myers & Associates LLC (each a “Stockholder”, and collectively referred to as the “Stockholders”) and Eilers Law Group, PA (the “Voting Trustee”), executed that certain Voting Trust Agreement (the “Voting Trust Agreement”), pursuant to which the parties agreed to deposit into Trust a certain number of shares of securities issued by the Company (the “Trust Shares”) held by each Stockholder, pursuant to the terms of that certain Definitive Agreement (the “Original Agreement”), dated on even date therewith, as amended, by and between the Company and WODH;

WHEREAS, the Company and WODH entered into that certain Amendment No. 3 to the Original Agreement (the “Amendment No. 3), January 8, 2018, to further amend and/or restate certain terms of the Original Agreement, Amendment No. 1 and Amendment No. 2, pursuant to the terms set forth in Amendment No. 3;

WHEREAS, pursuant to Section 5 of the Trust Agreement, title to all Trust Shares deposited into Trust shall be vested in the Voting Trustee and shall be transferred to the Voting Trustee or to its nominee or nominees on the books of the Company, and the Voting Trustee shall possess and be entitled to exercise with respect to the Trustee Shares all voting rights of holders of the Trust Shares of any and every kind and character, including the right to vote such Shares and to take part in or consent in writing or otherwise to any corporate or stockholders’ action, whether ordinary or extraordinary, including:

(a) any amendment of the Certificate of Incorporation or the Bylaws of the Company,

(b) consolidation with or merger into any other corporation,

(c) changes in the number of directors,

(d) increases in the number of, or reclassification of, shares of the Company’s stock, and

(e) the dissolution of the Company,

all upon such terms and conditions and under such circumstances as the Voting Trustee may from time to time determine in its sole discretion, so as long as such powers do not circumvent or void the effectiveness of any and all agreements executed by Company as of the date of this Agreement or during the time in which this Agreement is in effect (e.g. advisory and management, shareholder and/or subscription agreements, etc.). It is expressly understood and agreed none of the holders of Voting Trust Certificates shall have any right, either under such Voting Trust Certificates or under this Agreement, or under any agreement express or implied, or otherwise, to vote any of the Trust Shares or to take part in or consent to any corporate or stockholders’ action requiring such vote.

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WHEREAS, Amendment No. 1 to the Trust Agreement amended and/or restated certain terms to (a) Section 1 of the Original Trust Agreement, in which the second paragraph of Section 1 (Deposit) to the Original Trust Agreement was amended and restated in its entirety, and (b) Exhibit B to the Original Trust Agreement in which the Trust Certificate No. 001 of Exhibit B to the Original Agreement was amended and restated in its entirety.

WHEREAS, the Parties hereto wish to further amend certain provisions of the Original Trust Agreement to reflect certain changes in Trust Shares related to WODH, as a Stockholder of the Original Trust Agreement, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties to this Amendment agree as follows:

1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein, shall have the meaning ascribed to them in the Original Trust Agreement, as applicable.

2. Amendment to Section 10 of the Original Trust Agreement. Pursuant to Section 10(b), the term of the Original Trust Agreement is hereby amended to reflect a one (1) year period extension to December 31, 2019:

3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Trust Agreement, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Trust Agreement, Amendment No.1 and this Amendment to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Trust Agreement, Amendment No.1 and this Amendment shall mean the Original Trust Agreement as amended by Amendment No.1 and this Amendment, and (ii) all references such as “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Trust Agreement, Amendment No.1 and this Amendment shall mean the Original Trust Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Trust Agreement, Amendment No.1 and this Amendment, the provisions of this Amendment shall control and be binding.

4. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc.,
A Florida Corporation

By:	/s/ Brenton Mix
Brenton Mix
Chief Executive Officer

VOTING TRUSTEE

EILERS LAW GROUP, PA.,
A Florida corporation

By:	/s/ William Robinson Eliers
William Robinson Eilers, Esq.
President

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